Exhibit 99.1

February 28, 2024

WILMINGTON, Del.–(BUSINESS WIRE) – The Board of Directors of The Chemours Company (“Chemours” or “the Company”) (NYSE: CC) has appointed Denise Dignam as the Interim Chief Executive Officer and Matt Abbott as the Interim Chief Financial Officer (principal financial and accounting officer).

Ms. Dignam joined Chemours in 2015 and has served as our President – Titanium Technologies since March 2023 and previously served as our President – Advanced Performance Materials from 2021 to 2023. She previously served as Vice President of Global Operations – Fluoroproducts, from 2019 to 2021; Global Senior Business Director – Fluoropolymers, from 2016 to 2019; and North American Business Director – Diversified Technologies and Industrial Resins, from 2015 to 2016. Previously, she worked at E.I. du Pont de Nemours and Company (“EID”) in various roles, including Director of Global Supply Chain – Fluoroproducts, from 2013 to 2014; Global Business Manager of Sulfur Products, from 2009 to 2013; and Global Sales Manager of Clean Technologies from 2007 to 2009. Ms. Dignam joined EID in 1988 as a design engineer.

Mr. Abbott has served as our Senior Vice President & Chief Enterprise Transformation Officer, with responsibility for Enterprise Capital Projects and Engineering Technology, Information Technology, Cyber Security, Digital and Data Analytics, and Procurement, since June 2023. Mr. Abbott previously served as Chemours’ Vice President, Digital and Data Analytics Leader from 2021 to 2023 where he was central to designing digital strategies to accelerate Chemours’ journey to becoming a data-driven organization. Past roles at Chemours included Vice President, Chief Accounting Officer and Controller from 2019 to 2021; and Vice President and Chief Audit Executive from 2017 to 2019. Prior to joining Chemours, Mr. Abbott was a Partner at PricewaterhouseCoopers LLP (“PwC”) for five years, with nearly twenty total years of experience serving PwC’s industrial products and high-technology clients.

Chair of the Board, Dawn Farrell said “We are fortunate to have two very experienced and capable leaders in our ranks to step up and fill these roles. Denise is highly regarded by the Board of Directors for the work she’s done in leading both of our Titanium Technologies and Advanced Performance Materials businesses. These businesses combined were more than 68% of our Net Sales in 2023.”

Chair Farrell continued “Matt Abbott has held senior officer roles in operational, accounting and internal audit areas during his time at Chemours. The Board has confidence in his extensive knowledge of our company and his prior experience as an audit partner with PwC make him the clear choice.”

These management actions follow the decision of the Board of Directors of Chemours to place President and Chief Executive Officer Mark Newman, Senior Vice President and Chief Financial Officer Jonathan Lock and Vice President, Controller and Principal Accounting Officer Camela Wisel on administrative leave.

Mr. Newman’s, Mr. Lock’s and Ms. Wisel’s leave is pending the completion of an internal review being overseen by the Audit Committee of the Board of Directors with the assistance of independent outside counsel, which scope includes the processes for reviewing reports made to the Chemours Ethics Hotline, the Company’s practices for managing working capital, including the related impact on metrics within the Company’s incentive plans, certain non-GAAP metrics included in filings made with the Securities and Exchange Commission or otherwise publicly released, and related disclosures. As a result, the Company is evaluating one or more potential material weaknesses in its internal control over financial reporting as of December 31, 2023 with respect to maintaining effective controls related to the control environment, including the effectiveness of the “tone at the top” set by certain members of senior management and information and communication components of the COSO internal control framework. The Audit Committee is working with independent outside counsel to complete the review expeditiously, and the Company expects to report on any material weaknesses as of December 31, 2023 and its related remediation efforts in its Annual Report on Form 10-K.

Fourth Quarter 2023 Earnings and Form 10-K Update

The Company previously stated that it expected to issue its fourth quarter and full year 2023 financial results after market close on February 28, 2024, and to file its Annual Report on Form 10-K for the year ended December 31, 2023 on February 29, 2024. The Company needs additional time to complete its year-end reporting process, including its review of internal control over financial reporting as of December 31, 2023, and for the Audit Committee of the Board of Directors to complete the internal review described above. As a result, the Company will delay its earnings release and conference call relating to fourth quarter and full year 2023 financial results, as well as the filing of its Annual Report on Form 10-K for the year ended December 31, 2023. In connection with this delay, the Company will file a Form 12b-25 with the Securities and Exchange Commission. The Company will issue a subsequent press release to announce the date and time of its fourth quarter conference call once the filing date of its Annual Report on Form 10-K is confirmed.

2023 Unaudited Preliminary Year-End Results

Set forth below are select unaudited preliminary estimates of operating results and other financial measures as of and for the year ended December 31, 2023, together for comparison purposes with the same information as previously reported as of and for the year ended December 31, 2022.

The Company expects to report net sales of approximately $6.0 billion for the year ended December 31, 2023, compared to net sales of $6.8 billion for the year ended December 31, 2022. The expected decrease was primarily attributable to lower volumes in Titanium Technologies and in Advanced Performance Materials’ Advanced Materials portfolio, partially offset by increased pricing and volumes in Thermal & Specialized Solutions. The Company expects to report net loss attributable to Chemours for the year ended December 31, 2023 within a range of $(225) million to $(235) million, compared to net income attributable to Chemours for the year ended December 31, 2022 of $578 million. The estimated net loss for the year ended December 31, 2023 includes $746 million of pre-tax litigation settlements and $153 million of restructuring, asset-related, and other charges, offset by a $106 million net pre-tax gain associated with the 2023 sale of the Glycolic Acid business.

At December 31, 2023, the Company maintained cash and cash equivalents of $1.2 billion; it also has restricted cash and restricted cash equivalents of $604 million primarily relating to the U.S. public water district settlement. This compares to $1.1 billion at December 31, 2022, excluding restricted cash and restricted cash equivalents of $202 million relating to the escrow account established pursuant to the 2021 Memorandum of Understanding with DuPont de Nemours, Inc., Corteva, Inc. and EIDP, Inc. At December 31, 2023, the Company maintained $0.9 billion of revolving credit facility capacity, net of outstanding letters of credit, compared to $0.8 billion at December 31, 2022.

All financial results as of and for the year ended December 31, 2023, are preliminary, are based upon estimates which the Company believes are reasonable, are unaudited by the Company’s independent registered public accounting firm, and may be subject to change after the completion of the year-end reporting process and will not be final until the Company files its audited financial statements in its Annual Report on Form 10-K. Accordingly, undue reliance should not be placed on this preliminary data.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and consumer electronics, general industrial, and oil and gas. Our flagship products are sold under prominent brands such as Ti-Pure™, Opteon™, Freon™, Teflon™, Viton™, Nafion™, and Krytox™. The company has approximately 6,200 employees and 28 manufacturing sites serving approximately 2,700 customers in approximately 110 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com or follow us on X (formerly Twitter) @Chemours or on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words “believe,” “expect,” “will,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date such statements were made. All forward-looking statements are subject to risks and uncertainties. These risks include the timing and completion of the Audit Committee review and any results thereof; changes to the Company’s expected fourth quarter 2023 results; the timing and completion of the Company’s reporting of its 2023 results; completing the assessment of internal control over financial reporting and filing required reports with the Securities and Exchange Commission; remediating any material weaknesses in internal control over financial reporting; the impact of this announcement on the price of our common stock and our relationships with investors, employees, suppliers, lenders and other parties. Other risks and uncertainties include, among other things, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance for our segments individually and our company as a whole, business plans, prospects, targets, goals and commitments, capital investments and projects and target capital expenditures, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost reductions or savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, and achieve anticipated synergies or cost savings, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized, such as full year guidance relying on models based upon management assumptions regarding future events that are inherently uncertain. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours’ control. Matters outside our control, including general economic conditions, geopolitical conditions and global health events, have affected or may affect our business and operations and may or may continue to hinder our ability to provide goods and services to customers, cause disruptions in our supply chains such as through strikes, labor disruptions or other events, adversely affect our business partners, significantly reduce the demand for our products, adversely affect the health and welfare of our personnel or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.